Exhibit 99-1

GOLDFIELD ANNOUNCES 2020 SECOND QUARTER RESULTS AND APPOINTMENT OF ACTING CO-CEOs

MELBOURNE, Florida, August 5, 2020 - The Goldfield Corporation (NYSE American: GV), a leading provider of electrical construction services for the utility industry and industrial customers, today announced financial results for the three and six months ended June 30, 2020 and the appointment of Acting Co-CEOs. Through its subsidiaries, Power Corporation of America (“PCA”), C and C Power Line, Inc., Southeast Power Corporation and Precision Foundations, Inc., Goldfield provides electrical construction services primarily in the Southeast, mid-Atlantic, and Texas-Southwest regions of the United States. Goldfield is also engaged in real estate development operations of residential properties on the east coast of Central Florida.

The Company’s President and CEO, John H. Sottile is currently hospitalized and being treated for a non-COVID related respiratory condition, and the timing of his ability to resume his duties cannot currently be determined. Today, the Company’s Board of Directors appointed its Chief Financial Officer Stephen R. Wherry and the President of PCA Jason M. Spivey to the positions of Acting Co-CEOs to discharge the duties of CEO during the absence of Mr. Sottile.

Acting Co-CEO and President of PCA Jason M. Spivey said, “Second-quarter revenue and earnings improved year over year despite the unprecedented health and economic environment in which we are operating. We believe our strategy to expand into substation and distribution services, develop new customer relationships and secure profitable projects from new and existing customers, is beginning to take hold. We ended the quarter with backlog near record levels, as we renewed various master service agreements and secured additional projects.”

Acting Co-CEO and Chief Financial Officer Stephen R. Wherry added, “The entire Goldfield team has responded well to the COVID-19 crisis. I thank our management and all of our employees for focusing first on their health and safety. Our Company remains well-positioned in very attractive long-term markets, with our customers’ continued investments in grid hardening, renewable integration and system reliability intact. To date the COVID-19 crisis has not materially affected our electrical construction operations. We will remain vigilant and continue to adapt to the unforeseen nature of this current situation.”

SIX MONTHS ENDED JUNE 30, 2020

For the six months ended June 30, 2020, compared to the same period in 2019:

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Electrical construction revenue increased 11.3%, or $9.1 million, to $89.7 million from $80.6 million, primarily due to increases in master service agreement (“MSA”) project activity and service line expansion in the Texas-Southwest region and improved transmission line volume in the Southeast region, partially offset by lower MSA customer project activity in the mid-Atlantic region.

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Real estate development revenue decreased to $2.9 million from $11.3 million primarily due to the decrease in the number and type of units sold and the timing of completion of units available for sale.

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Consolidated revenue increased 0.8%, or $0.8 million, to $92.6 million from $91.9 million, primarily due to the increase in electrical construction revenue offset by the decline in real estate development activity.

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Gross margin on electrical construction improved to 17.1% from 14.6%, primarily attributable to increased MSA activity and service line expansion in the Texas-Southwest region, which provided improved absorption of fixed-costs, as well as higher foundation construction activity with improved margins. These increases were partially offset by lower transmission project activity and the delayed start-up of a newly awarded MSA in the mid-Atlantic region. To a lesser extent crew availability in the Southeast region also offset the increases in electrical construction gross margin.

•	Gross margin on real estate development increased to 32.7% from 26.1% primarily due to the type of units sold.
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Operating income increased 18.5% to $5.4 million from $4.6 million primarily due to higher electrical construction gross profit, partially offset by lower real estate development gross profit and higher depreciation expenses.

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Net income increased 51.7% to $3.9 million, or $0.16 per share, from $2.6 million, or $0.11 per share, primarily due to the increase in electrical construction activity and lower tax expense due to adjustments related to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), partially offset by lower real estate development activity.

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EBITDA (a non-GAAP measure(1)) increased 14.2% to $11.4 million compared to $10.0 million. This increase was primarily due to the increase in electrical construction gross profit offset by the decline in real estate development operations gross profit.

THREE MONTHS ENDED JUNE 30, 2020

For the quarter ended June 30, 2020, compared to the same period in 2019:

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Electrical construction revenue increased 19.0% to $46.7 million from $39.2 million due to increased MSA project activity in the Southeast region and both improved MSA transmission project volume and service line expansion in the Texas-Southwest region, partially offset by lower MSA customer project activity in the mid-Atlantic region.

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Real estate development revenue operations decreased $4.1 million, to $1.1 million from $5.2 million, primarily due to the decrease in the number of units sold and the timing of completion of units available for sale.

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Consolidated revenue increased 7.7% to $47.8 million from $44.4 million, attributable to improved electrical construction operations project activity, partially offset by the decline in real estate development activity.

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Gross margin on electrical construction grew to 18.7% from 14.5%, primarily attributable to the increase in transmission project activity at higher margin in the Texas-Southwest region, which provided improved absorption of fixed-costs.

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•	Gross margin on real estate development increased to 33.4% from 20.0% primarily due to the type of units sold.
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Operating income increased 130.9% to $3.8 million from $1.6 million, mainly due to improved electrical construction gross profit, partially offset by lower real estate development gross profit and higher depreciation expenses.

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Net income increased 200.5% to $2.5 million, or $0.10 per share, from $0.8 million, or $0.03 per share, primarily due to the increase in electrical construction activity, partially offset by lower real estate development activity.

•

EBITDA (a non-GAAP measure (1)) increased 54.2% to $6.9 million compared to $4.5 million primarily due to improved electrical construction gross profit, partially offset by the decline in real estate development operations gross profit.

Backlog (a non-GAAP measure(1))

At June 30, 2020, total backlog increased 109.2% to $417.3 million from $199.5 million at June 30, 2019, primarily attributable to the award of four new MSAs. Total backlog includes total revenue estimated over the remaining life of the MSAs plus estimated revenue from fixed-price contracts.

The Company’s 12-month electrical construction backlog increased 60.5% to $171.2 million from $106.7 million at June 30, 2019, mainly due to increased MSAs and a higher level of project activity.

Backlog is estimated at a particular point in time and is not determinative of total revenue in any particular period. It does not reflect future revenue from a significant number of short-term projects undertaken and completed between the estimated dates.

Conference Call

The Company will host a conference call and webcast to discuss results at 10 a.m. Eastern time on Thursday, August 6, 2020. To participate in the conference call via telephone, please dial (866) 373-3407 (domestic) or (412) 902-1037 (international) at least five minutes prior to the start of the event. Goldfield will also webcast the conference call live via the internet. Interested parties may access the webcast at: https://78449.themediaframe.com/dataconf/productusers/gv/mediaframe/39421/indexl.html or through the Investor Relations section of the Company’s website at http://www.goldfieldcorp.com. Please access the

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website at least 15 minutes prior to the start of the call to register and download and install any necessary audio software. The webcast will be archived at this link or through the Investor Relations section of the Company’s website for six months.

About Goldfield

Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic and Texas-Southwest regions of the United States. For additional information on our second quarter 2020 results, please refer to our report on Form 10-Q being filed with the Securities and Exchange Commission and visit the Company’s website at http://www.goldfieldcorp.com.

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(1) Represents Non-GAAP Financial Measure - The non-GAAP financial measures used in this earnings release are more fully described in the accompanying supplemental data and reconciliation of the non-GAAP financial measures to the reported GAAP measures. The EBITDA non-GAAP measure in this press release and on The Goldfield Corporation’s website is provided to enable investors and analysts to evaluate the Company’s performance excluding the effects of certain items that impact the comparability of operating results between reporting periods and compare the Company’s operating results with those of its competitors. EBITDA should be used to supplement, and not in lieu of, results prepared in conformity with GAAP. Because not all companies use identical calculations, the presentations of EBITDA and Backlog may not be comparable to other similarly-titled measures of other companies. The Backlog non-GAAP financial measure in this press release enables management to more effectively forecast our future capital needs and results and better identify future operating trends that may not otherwise be apparent. The Company believes this measure is also useful for investors in forecasting our future results and comparing us to our competitors. While the Company believes that our methodology of calculation is appropriate, such methodology may not be comparable to that employed by some other companies.

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Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; global pandemics; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. You should not assume that material events subsequent to the date of this press release have or have not occurred. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:

The Goldfield Corporation

Kristine Walczak

T: 312-898-3072

kwalczak@effectivecorpcom.com

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The Goldfield Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue
Electrical construction	$46,672,618	$39,204,368	$89,738,010	$80,591,687
Real estate development	1,111,547	5,175,851	2,885,663	11,268,788
Total revenue	47,784,165	44,380,219	92,623,673	91,860,475
Costs and expenses
Electrical construction	37,929,501	33,516,400	74,401,761	68,808,411
Real estate development	740,110	4,139,420	1,943,185	8,329,075
Selling, general and administrative	2,344,358	2,342,561	4,947,564	4,870,883
Depreciation and amortization	3,001,503	2,738,483	5,894,314	5,319,562
(Gain) loss on sale of property and equipment	(39,711)	(6,216)	28,747	(32,067)
Total costs and expenses	43,975,761	42,730,648	87,215,571	87,295,864
Total operating income	3,808,404	1,649,571	5,408,102	4,564,611
Other income (expense), net
Interest income	6,273	31,218	29,694	42,770
Interest expense, net of amount capitalized	(260,206)	(411,562)	(546,057)	(763,553)
Other income, net	46,211	32,252	83,004	64,536
Total other expense, net	(207,722)	(348,092)	(433,359)	(656,247)
Income before income taxes	3,600,682	1,301,479	4,974,743	3,908,364
Income tax provision	1,139,216	482,357	1,033,302	1,309,621
Net income	$2,461,466	$819,122	$3,941,441	$2,598,743
Net income per share of common stock — basic and diluted	$0.10	$0.03	$0.16	$0.11
Weighted average shares outstanding — basic and diluted	24,522,534	24,522,534	24,522,534	24,524,339

The Goldfield Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$27,721,070	$23,272,156
Accounts receivable and accrued billings, net	22,861,493	23,930,655
Costs and estimated earnings in excess of billings on uncompleted contracts	20,270,178	9,321,368
Income taxes receivable	1,301,063	1,482,618
Residential properties under construction	648,426	2,060,364
Prepaid expenses	1,738,133	924,733
Other current assets	416,943	46,186
Total current assets	74,957,306	61,038,080
Property, buildings and equipment, at cost, net	58,616,447	55,073,579
Deferred charges and other assets	22,681,982	13,255,519
Total assets	$156,255,735	$129,367,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$15,561,056	$13,881,277
Current portion of notes payable, net	8,894,368	7,769,497
Accrued remediation costs	78,295	75,545
Other current liabilities	4,056,863	2,612,449
Total current liabilities	28,590,582	24,338,768
Deferred income taxes	9,780,523	9,008,765
Accrued remediation costs, less current portion	392,265	398,877
Notes payable, less current portion, net	33,613,271	24,402,926
Other accrued liabilities	13,766,899	5,047,088
Total liabilities	86,143,540	63,196,424
Commitments and contingencies
Stockholders’ equity
Common stock	2,781,377	2,781,377
Capital surplus	18,481,683	18,481,683
Retained earnings	52,289,239	48,347,798
Common stock in treasury, at cost	(3,440,104)	(3,440,104)
Total stockholders’ equity	70,112,195	66,170,754
Total liabilities and stockholders’ equity	$156,255,735	$129,367,178

The Goldfield Corporation and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA

EBITDA, a non-GAAP performance measure used by management, is defined as net income (loss) plus: interest expense, provision for income taxes and depreciation and amortization, as shown in the table below. EBITDA, a non-GAAP financial measure, does not purport to be an alternative to net income (loss) as a measure of operating performance. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. We use, and we believe investors benefit from the presentation of, EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our consolidated financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

The following table provides a reconciliation of our net income to EBITDA (a non-GAAP financial measure) for the periods as indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
EBITDA	2020	2019	2020	2019
Net income (GAAP as reported)	$2,461,466	$819,122	$3,941,441	$2,598,743
Interest expense, net of amount capitalized	260,206	411,562	546,057	763,553
Provision for income taxes	1,139,216	482,357	1,033,302	1,309,621
Depreciation and amortization (1)	3,001,503	2,738,483	5,894,314	5,319,562
EBITDA	$6,862,391	$4,451,524	$11,415,114	$9,991,479
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(1) Depreciation and amortization includes depreciation on property, plant and equipment and amortization of finite-lived intangible assets.

The Goldfield Corporation and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Backlog

Backlog is a non-GAAP financial measure, however it is a common measurement used in our industry. Total backlog includes total revenue estimated over the remaining life of the MSAs plus estimated revenue from fixed-price contracts. We believe this measure enables management to more effectively forecast our future capital needs and results and better identify future operating trends that may not otherwise be apparent. We believe this measure is also useful for investors in forecasting our future results and comparing us to our competitors. While we believe that our methodology of calculation is appropriate, such methodology may not be comparable to that employed by some other companies. Given the duration of our contracts and MSAs and our method of calculating backlog, our backlog at any point in time may not accurately represent the revenue that we expect to realize during any period and our backlog as of the end of a fiscal year may not be indicative of the revenue we expect to earn in the following fiscal year and should not be viewed or relied upon as a stand-alone indicator. Consequently, we cannot provide assurance as to our customers’ requirements or our estimates of backlog.

The following table presents a reconciliation of our total backlog as of June 30, 2020 to our remaining unsatisfied performance obligation as defined under U.S. GAAP:

June 30, 2020
Total backlog	$417,307,860
Estimated MSAs	(338,236,228)
Estimated firm (1)	(1,093,931)
Total unsatisfied performance obligation	$77,977,701
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(1) Represents estimated backlog contract value as of June 30, 2020, on projects awarded.